QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2001

FINISAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File Number)	94-3038428 (IRS Employer Identification No.)

1308 Moffett Park Drive
Sunnyvale, California 94089
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 548-1000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters.

    On October 10, 2001, Finisar Corporation announced the offering of $100 million of convertible subordinated notes due 2008 in a private placement. Attached as an exhibit is a press release announcing the offering.

Item 7. Financial Statements and Exhibits.

    (c) Exhibits.

Exhibit No.	Description
99.3	Press release dated October 10, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINISAR CORPORATION
Date: October 10, 2001	By:	/s/ STEPHEN K. WORKMAN Stephen K. Workman Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.3	Press release dated October 10, 2001

QuickLinks

  Item 5. Other Matters.
  Item 7. Financial Statements and Exhibits.
  SIGNATURES
EXHIBIT INDEX